AMENDED AND RESTATED
                        PORTFOLIO FUND SERVICES AGREEMENT


         FUND SERVICES AGREEMENT made as of the 15th day of January, 1994, as amended and restated as of July 11, 1996, between each of the trusts set forth on Schedule I (individually, a "Trust"), and PIERPONT GROUP, INC., a New York corporation (the "Group").

                                   WITNESSETH:

         WHEREAS, each Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust has retained organizations to be its custodian, transfer agent, exclusive placement agent and services agent, and an administrator to administer and manage all aspects of the Trust's day-to-day operations (except for providing a Chief Executive Officer pursuant to this Agreement and for those services provided pursuant to the Trust's Investment Advisory Agreement and Administrative Services Agreement, each with Morgan Guaranty Trust Company of New York ("Morgan")); and

         WHEREAS, the Trust and its Trustees wish to engage the Group to assist the Trustees in carrying out their duties as Trustees in supervising the Trust's affairs;

         NOW, THEREFORE, the Trust and the Group hereby agree as follows:

         1. Beginning on the date hereof, the Group shall provide facilities and personnel to assist the Trustees in carrying out their duties as Trustees in supervising the affairs of the Trust, including without limitation:

          a) Organization of the times and participation in the preparation of agendas for Trustees' meetings;

          b) Providing personnel acceptable to the Trustees to act in the capacity of Chief Executive Officer when so requested by the Trustees; and

          c) Oversight and review of the performance of services to the Trust by others, including review of registration statements, annual and semi-annual reports to shareholders, proxies, compliance procedures with applicable legal, regulatory, and financial requirements,
                                                         1
     current market and legal developments in the investment management industry, materials presented to the Trustees for approval, and any other matters as directed by the Trustees.

         2. In return for the services provided hereunder, the Trust will pay the Group a fee in an amount representing the reasonable costs of the Group in providing services hereunder, payable in a manner corresponding as closely as practicable to the Trust's receipt of such services, all as determined from time to time by the Trustees.

         3. The Group shall not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or for reckless disregard by it of its obligations and duties under this Agreement.

         4. This Agreement shall continue in effect for a period of two years from July 11, 1996, and may be renewed by the Trustees; PROVIDED, HOWEVER, that this Agreement may be terminated by the Trust at any time without the payment of any penalty by the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, upon not less than six (6) months' written notice to the Group, or by the Group at any time, without the payment of any penalty, upon not less than six (6) months' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         5. The Group's activities will be limited to performing the services hereunder for the Trust and any other registered investment company which has the same Trustees as the Trust. No employee of the Group shall engage in any other business or devote his time and attention in part to the management or other aspects of any business whether of a similar or dissimilar nature except with the consent of the Trustees of the Trust.

         6. The Trustees have authorized the execution of this Agreement not individually, but as Trustees under the Trust's Declaration of Trust, and the Group agrees that the obligation of this Agreement are not binding upon any of the Trustees or shareholders individually, but bind only the trust estate.

         7. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid (1) to the Group at 461 Fifth Avenue, New York, NY 10017,
Attention: President or (2) to the Trust at the address set forth on the cover of its Registration Statement as then in effect or at such other address as either party shall designate by notice to the other party.

         8. One or more additional trusts may become party to this Agreement by execution of an addendum which states that such trust shall be added to Schedule I, specifies the effective date with respect to such trust and is signed by such trust and Group.


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



          9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Fund Services Agreement to be executed by their officers designated below as of July 11, 1996.

                                       THE TREASURY MONEY MARKET PORTFOLIO
                                       THE TAX EXEMPT MONEY MARKET PORTFOLIO
                                       THE TAX EXEMPT MONEY MARKET PORTFOLIO
                                       THE NEW YORK TOTAL RETURN BOND
                                       PORTFOLIO



                                    By      /s/ Matthew Healey
                                            Matthew Healey, Chairman and
                                            Chief Executive Officer

                                      EACH OTHER PORTFOLIO LISTED SCHEDULE I



                                    By      /s/ John E. Pelletier
                                            John E. Pelletier, Vice President
                                            and Secretary
                                            Attest:  /s/ L. McCabe
                                                    Lenore J. McCabe

                              PIERPONT GROUP, INC.



                                    By      /s/ Nina O. Shenker
                                            Nina O. Shenker, President

                                    ADDENDUM








         ADDENDUM, dated February 13, 1997, to the Amended and Restated Portfolio Fund Services Agreement made as of the 15th day of January 1994 as amended and restated as of July 11, 1996 (the "Agreement") between each of trusts set forth on Schedule I hereto and Pierpont Group, Inc.

         Effective February 13, 1997, The Global Strategic Income Portfolio (the "Trust") shall be added to Schedule I to the Agreement so that such Schedule I shall include the Trust.

                                     THE GLOBAL STRATEGIC INCOME PORTFOLIO


                                            By  /s/ Richard W. Ingram
                                                    Richard W. Ingram
                                                    President and Treasurer

                                     PIERPONT GROUP, INC.


                                            By  /s/ Nina O. Shekner
                                                    Nina O. Shenker
                                                    President


PORTARFS.WP5

                                                                  SCHEDULE I

                                         STATE OF             EFFECTIVE
PORTFOLIO                                ORGANIZATION           DATE

The Treasury Money Market Portfolio       New York             1/15/94
The Money Market Portfolio                New York             1/15/94
The Tax Exempt Money Market Portfolio     New York             1/15/94
The Short Term Bond Portfolio             New York             1/15/94
The U.S. Fixed Income Portfolio           New York             1/15/94
The Tax Exempt Bond Portfolio             New York             1/15/94
The Selected U.S. Equity Portfolio        New York             1/15/94
The U.S. Stock Portfolio                  New York             1/15/94
The U.S. Small Company Portfolio          New York             1/15/94
The Non-U.S. Equity Portfolio             New York             1/15/94
The Emerging Markets Equity Portfolio     New York             1/15/94
The Diversified Portfolio                 New York             1/15/94
The New York Total Return Bond Portfolio  New York             4/10/94
The Non-U.S. Fixed Income Portfolio       New York             9/24/94
The Series Portfolio                      New York             3/21/95
The Global Strategic Income Portfolio     New York             2/13/97